Exhibit 4.1

ONE UNITS REDEEMABLE CONSISTING WARRANT OF ONE SHARE TO PURCHASE OF CLASS ONE A COMMON SHARE OF STOCK CLASS AND A COMMON ONE-HALF STOCK OF INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE EVEREST CONSOLIDATOR SEE REVERSE FOR CERTAIN DEFINITIONS This certifies that is the record holder of Units and Each one Unit -half (“Unit” (1/2)) of consists one redeemable of one (1) share warrant of (each Class whole A common warrant, stock, a “Warrant” par value $ ).0 Each .0001 whole per share Warrant (“Common entitles Stock” the holder ), of to Everest purchase Consolidator one (1) share Acquisition (subject Corporation, to adjustment) a Delaware of Common corporation Stock for (the $11 “Company” .50 per share ), or (subject other to similar adjustment) business . Each combination Warrant will with become one or exercisable more businesses on the or later entities of (i) thirty (each (30) a “Business days after Combination”), the Company’s or completion (ii) twelve of (12) a merger, months capital from the stock closing exchange, of the asset Company’s acquisition, initial stock public purchase, offering, and reorganization will expire The unless Common exercised Stock before and Warrants 5:00 p.m. ,comprising New York the City Units Time, represented on the date by that this is certificate five (5) years are not after transferable the date on separately which the prior Company to             completes its , 2021, initial unless Business BofA Combination, Securities, Inc or. elects earlier toupon allow redemption earlier separate or liquidation trading,. subject Company’s to the initial Company’s public offering filing of and a Current issuing Report a press on release Form announcing 8-K with the when Securities separate and trading Exchange will Commission begin. No fractional containing warrants an audited will be balance issued upon sheet separation reflecting the of the Company’s Units and receipt only whole of the Warrants gross proceeds will trade of. The the terms the terms of the and Warrants provisions are contained governed therein, by a Warrant all of which Agreement, terms and dated provisions as of             the holder of, this 2021, certificate between consents the Company to by acceptance and American hereof Stock . Copies Transfer of the & Trust Warrant Company, Agreement LLC, are as Warrant on file at Agent, the office and ofare the subject Warrant to Agent at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, and are available to any Warrant holder on written request and without cost. Upon the consummation of the Business Combination, the Units represented by this certificate will automatically separate into the shares of Class A Common Stock and Warrants comprising such Units. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. This certificate shall be governed by and construed in accordance with the internal laws of the State of New York. COUNTERSIGNED AND REGISTERED: Witness the facsimile signatures of its duly authorized officers. AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC Dated: (BROOKLYN, NY) TRANSFER AGENT AND REGISTRAR BY: PRESIDENT & CHIEF EXECUTIVE OFFICER CHIEF OPERATING OFFICER AUTHORIZED SIGNATURE

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM – as tenants in common UNIF GIFT MIN ACT – . Custodian TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act (State) in common COM PROP – as community property UNIF TRF MIN ACT – . Custodian (until age .) (Cust) . (Minor) under Uniform Transfers to Minors Act (State) Additional abbreviations may also be used though not in the above list. FOR VALUE RECEIVED,             hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) units represented by within Certificate, and do hereby irrevocably constitute and appoint attorney-in-fact to transfer the said units on the books of the within named Corporation with full power of the substitution in the premises. Dated X X Signature(s) Guaranteed: NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. By THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED. In each case, as more fully described in the Company’s final prospectus dated             , 2021, the holder(s) of this certificate shall be entitled to receive a prorata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Ordinary Shares sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time, (ii) the Company redeems the Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Ordinary Shares the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of the Ordinary Shares if the Company does not complete its initial business combination within the time period set forth therein or (B) with respect to any other provision relating to the rights of holders of the Ordinary Shares, or (iii) if the holder(s) seek(s) to redeem.